COMPENSATION & OTHER TRANSACTIONS WITH DIRECTORS,
                       NOMINEES AND EXECUTIVE OFFICERS


SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to compensation for services in all capacities  paid  by Comdisco and its subsidiaries for the past three years, to or on behalf of (i) Kenneth N.
Pontikes,  who  served  as Chairman of the Board and Chief Executive Officer until his death on June 24, 1994,
(ii)  Jack  Slevin,  who  was named Chief Executive Officer on July 20, 1994, and (iii) each of the four other most highly compensated executive officers of Comdisco serving at September 30, 1994.

                                                                  Annual Compensation             LONG-TERM COMPENSATION
                                                                         Awards                          Payouts
                                                                            Restricted            Long-Term
Name and Principal                                         Other Annual     Stock       Options   Incentive    All Other
Position                         Year  Salary    Bonus     Compensation(1)  Awards      (shares)  Payouts      Compensation(1)(2)
Kenneth N. Pontikes              1994  $500,000  $565,000  $           -0-  $      -0-       -0-  $ 54,545(3)  $            5,643
Chairman and CEO                 1993   500,000   440,605                          -0-       -0-         -0-
                                 1992   500,000       -0-                          -0-       -0-         -0-

Jack Slevin                      1994   350,000   450,000              -0-         -0-   125,000         -0-                5,643
President and CEO                1993   150,000   650,000                          -0-       -0-         -0-
                                 1992   150,000   650,000                          -0-    25,000         -0-

Robert A. Bardagy                1994   350,000   509,000              -0-         -0-       -0-         -0-                5,643
Executive Vice President         1993   200,000   663,500                          -0-       -0-         -0-
                                 1992   200,000   600,000                          -0-    25,000         -0-

Nicholas K. Pontikes             1994   200,000   385,000              -0-         -0-    25,000         -0-                5,643
Executive Vice President         1993   137,500       -0-                          -0-       -0-         -0-
                                 1992    15,462       -0-                          -0-       -0-         -0-

William N. Pontikes              1994   250,000   251,000              -0-         -0-       -0-         -0-                5,643
Executive Vice President         1993   200,000   400,000                          -0-       -0-         -0-
                                 1992   200,000   400,000                          -0-       -0-         -0-

John J. Vosicky                  1994   225,000   276,000              -0-         -0-       -0-         -0-                5,643
Executive Vice President,        1993   150,000   300,000                          -0-       -0-         -0-
Chief Financial Officer & Tres.  1992   150,000   300,000                          -0-    25,000         -0-


(1) In accordance with the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, amounts of Other Annual Compensation and All Other Compensation
    are excluded for Comdisco's 1992 and 1993 fiscal years.
(2) Amounts of All Other Compensation are amounts contributed by Comdisco for fiscal 1994 under Comdisco's
    Profit Sharing and Employee Stock Ownership Plans for the persons named above.

(3) This amount was earned in 1994, and will be payable to the Estate of Kenneth N. Pontikes.  The amount is payable under an Award Agreement under the Comdisco, Inc. 1992 Long-Term Stock Ownership Incentive
    Plan.



OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information with respect to grants of stock options made to named executive officers during the fiscal year ended September 30, 1994.

                                                                                 POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED
                                                                                    ANNUAL RATES OF
                                                                                      STOCK PRICE
                                                                                    APPRECIATION FOR
                                    INDIVIDUAL GRANTS                                OPTION TERM
                      NUMBER OF
                      SECURITIES
                      UNDERLYING        % OF TOTAL
                      OPTIONS/      OPTIONS/SARS     EXERCISEGRANT
                      SARS          GRANTED TO       OR BASEDATE
                      GRANTED       EMPLOYEES        PRICEMARKET    EXPIRATION
NAME                         (#)    IN FISCAL YEAR     ($/SH)PRICE  DATE               0%         5% ($)10% ($)
JACK SLEVIN              125,000                 6%  $ 18.38$21.50    07/19/04  $391,250   $2,052,243$4,584,014
NICHOLAS K. PONTIKES      25,000                 1%  $ 14.50$19.00    11/07/03  $112,500   $    411,122$869,206

     The exercise price for Mr. Slevin's options was based on the closing price of Comdisco stock on the date he was elected President of Comdisco.  The exercise price for Mr.
Pontikes' options was based on the closing price of Comdisco stock on the date he was elected President of Comdisco Disaster Recovery Services.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR END VALUE

      The following table sets forth information with respect to the named executive officers in the Summary Compensation Table concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                 TOTAL NUMBER OF SHARES
                                 UNDERLYING UNEXERCISED      TOTAL VALUE OF UNEXERCISED,
                                    OPTIONS HELD AT            IN-THE-MONEY OPTIONS HELD
                                   SEPTEMBER 30, 1994          AT SEPTEMBER 30, 1994(1)
                      NUMBER OF
                      SHARES
                      ACQUIRED ON  VALUE
NAME                  EXERCISE     REALIZED  Exercisable  Unexercisable  Exercisable  Unexercisable
Kenneth N. Pontikes             0  $      0            0              0  $         0  $           0
Jack Slevin                     0         0       11,759        163,834  $     3,819  $     490,154
Robert A. Bardagy               0         0       18,900         37,600        9,175        192,200
Nicholas K. Pontikes            0         0            0         25,000            0        156,250
William N. Pontikes             0         0            0              0            0              0
John J. Vosicky                 0         0       60,639         41,536      167,976        201,699

(1) Based on the closing price of the Common Stock on September 30, 1994, $20.75.







LONG TERM INCENTIVE PLAN ("LTIP") AWARDS

     The following table sets forth information with respect to the named executive officers concerning the grants of Performance Unit Awards under the Comdisco, Inc. 1992 Long-Term Stock Ownership Incentive Plan. The target performance objective is that Comdisco's Total Shareholder Return be ranked at or above the 60th percentile of the Total Shareholder Return of all companies in the S&P 500 for the period running from October 4, 1993 through September
30, 1996. The minimum performance objective is a 50th percentile ranking. If the actual ranking is less than the 50th percentile, then no compensation would be paid under these awards.

                                                   ESTIMATED FUTURE PAYOUTS
                                               UNDER NON-STOCK PRICE-BASED PLANS

                   (A)        (B)  (C)                       (D)       (E)       (F)
                                   PERFORMANCES OR
                                   OTHER PERIOD UNTIL
                        NUMBER OF  MATURATION OR
NAME                    UNITS      PAYMENT             THRESHOLD  TARGET    MAXIMUM
  Jack Slevin                 140  September 30, 1996  $  70,000  $140,000  $420,000
  Robert A.Bardagy            140  September 30, 1996  $  70,000  $140,000  $420,000
  Nicholas K. Pontikes         67  September 30, 1996  $  33,500  $ 67,000  $201,000
  William N. Pontikes         100  September 30, 1996  $  50,000  $100,000  $300,000
  John J. Vosicky              75  September 30, 1996  $  37,500  $ 75,000  $225,000

PAYMENTS TO DIRECTORS

       Non-employee Directors are paid a quarterly retainer of $6,000, a Board meeting fee of $2,000 plus expenses and a Committee meeting fee of $2,000 plus expenses if the Committee meeting is held on a date other than that scheduled for a full Board meeting. Non-employee Directors are eligible to participate in the Company's Split Dollar Life Insurance Plan. In October of 1994, each outside Director was granted an option to acquire 2,000 shares of Comdisco Common Stock at a price equal to the fair market value on the date of grant pursuant to Comdisco's Non-Employee Directors' Stock Option Plan. No option is exercisable within six months from the date granted and options must be exercised within ten years from the date granted.

OTHER TRANSACTIONS

      In 1994, Merrill acted as Comdisco's agent in an established medium term note program and was a dealer for the sale of Comdisco's domestic and Euro-commercial paper.


                        COMPENSATION COMMITTEE REPORT

ROLE OF THE COMMITTEE

      In November, 1993, the Board of Directors defined the scope of authority that would be delegated to the non-employee directors who serve as members of the Compensation Committee. Overall direction was given to this Committee to review and approve the Company's compensation policies to ensure that executive officers are rewarded appropriately for their contributions to Comdisco's growth and profitability and to ensure that compensation policies support Comdisco's business objectives, organization structure, culture and shareholder interests. Specific direction was given to determine the compensation of the Chief Executive Officer and to review and approve the compensation of the executive officers of the Company.

COMPENSATION STRATEGY

      During fiscal year 1994, the Compensation Committee, with the assistance of outside compensation consultants, has continued to evaluate Comdisco's compensation plans. Continuing emphasis is being placed on the strategy of allocating a greater percentage of compensation to longer-term performance based compensation. Annual cash incentive plans will be tied to pre-tax earnings objectives. Long-term incentive plans will be tied to the investment returns achieved by Comdisco's shareholders.



DISCUSSION OF NEW TAX LAWS

     The Compensation Committee has continued to monitor legislation which was enacted in 1993 which precludes a publicly held corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer and its four other highest paid executive officers. Certain qualified performance based compensation is exempt from this deduction limit. It is important to note that final regulations have not yet been issued by the Internal Revenue Service on this matter.

         In the interim, senior management compensation is being structured to meet the parameters of performance based compensation utilizing certain transition rules that are now in effect. Incentive awards to executive officers are primarily granted under the provisions of the shareholder approved 1992 Long-Term Stock Ownership Incentive Plan, which Plan meets the requirements of the regulations at this time.

        The Committee will not structure executive compensation solely for tax purposes, but it agrees with the importance of performance based compensation and therefore will continue to review the Company's plans accordingly.

1994 CEO COMPENSATION

       For services rendered in 1994 Comdisco had an employment agreement with Kenneth Pontikes which provided for an annual salary of $500,000 plus incentive compensation equal to 0.5% of Comdisco's 1994 fiscal year pre-tax earnings between $100 million and $125 million, 1% of pre-tax earnings between $125 million and $150 million and 2% thereafter (subject to a overall compensation cap of $3 million). Amounts earned under this agreement are set forth in the Summary Compensation Table. In fiscal 1994, Mr. Pontikes was granted 300 Performance Units under the Comdisco, Inc. 1992 Long-Term Stock Ownership Incentive Plan. The performance objectives are set forth in the
Long-Term Incentive Plan ("LTIP") Awards section above. Under the terms of the Plan, this award accrued on the death of Mr. Pontikes. Amounts earned under this award are set forth in the Summary Compensation Table.

      Jack Slevin, who was named CEO on July 20, 1994, received an annual base salary of $350,000 for services rendered in 1994. Mr. Slevin also received $450,000 in an annual cash incentive bonus which was paid based on the Company exceeding its pre-tax earnings objective. Mr. Slevin was also a participant in a long-term incentive program under which he received (i) the LTIP award specified above and (ii) a stock option for 10,245 shares at $20.50 per share.

1994 EXECUTIVE OFFICER COMPENSATION

       During fiscal year 1994, the Company had an incentive compensation plan for its key salaried employees, including executive officers, which was comprised of the following elements: base salary; annual bonus based on the Company meeting its pre-tax earnings objectives; performance units to be paid if the Company meets 3 year total shareholder return goals; and stock options to be granted if the company meets its annual pre-tax earnings objectives.

      This report has been provided by C. Keith Hartley, Rick Kash, and Thomas
H. Patrick, the members of the Compensation Committee.